UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2020

ADOBE INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

San Jose, California 95110-2704

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ADBE	NASDAQ

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 3, 2020, Adobe Inc. (“Adobe”) completed the previously announced offering of (i) $500,000,000 aggregate principal amount of the Company’s 1.700% Notes due 2023 (the “2023 Notes”), (ii) $500,000,000 aggregate principal amount of the Company’s 1.900% Notes due 2025 (the “2025 Notes”), (iii) $850,000,000 aggregate principal amount of the Company’s 2.150% Notes due 2027 (the “2027 Notes”), and (iv) $1,300,000,000 aggregate principal amount of the Company’s 2.300% Notes due 2030 (the “2030 Notes,” and, together with the 2023 Notes, the 2025 Notes and the 2027 Notes, the “Notes”). The Notes were issued pursuant to an Indenture dated as of January 25, 2010 (the “Indenture”) between Adobe and Wells Fargo Bank, National Association, as trustee, together with the officer’s certificate, dated February 3, 2020 (the “Officer’s Certificate”), issued pursuant to the Indenture establishing the terms of each series of Notes.

Interest on the 2023 Notes will accrue from their date of issuance at a rate of 1.700% per year, interest on the 2025 Notes will accrue from their date of issuance at a rate of 1.900% per year, interest on the 2027 Notes will accrue from their date of issuance at a rate of 2.150% per year, and interest on the 2030 Notes will accrue from their date of issuance at a rate of 2.300% per year. Interest on the Notes will be payable in cash semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2020.

The 2023 Notes will mature on February 1, 2023, the 2025 Notes will mature on February 1, 2025, the 2027 Notes will mature on February 1, 2027 and the 2030 Notes will mature on February 1, 2030.

Prior to (i) with respect to the 2023 Notes, the maturity date of such notes, (ii) with respect to the 2025 Notes, January 1, 2025 (one month prior to the maturity date of such notes), (iii) with respect to the 2027 Notes, December 1, 2026 (two months prior to the maturity date of such notes), and (iv) with respect to the 2030 Notes, November 1, 2029 (three months prior to the maturity date of such notes), such series of notes may be redeemed at Adobe’s option, at any time in whole or from time to time in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption: (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming, in the case of the 2025 Notes, the 2027 Notes and the 2030 Notes, that such notes matured on January 1, 2025, December 1, 2026 and November 1, 2029, respectively), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the applicable Treasury Rate (as defined in the Officer’s Certificate) plus 5 basis points in the case of the 2023 Notes, plus 7.5 basis points in the case of the 2025 Notes, plus 10 basis points in the case of the 2027 Notes and plus 10 basis points in the case of the 2030 Notes.

In addition, on or after (i) with respect to the 2025 Notes, January 1, 2025 (one month prior to the maturity date of such notes), (ii) with respect to the 2027 Notes, December 1, 2026 (two months prior to the maturity date of such notes), and (iii) with respect to the 2030 Notes, November 1, 2029 (three months prior to the maturity date of such notes), such series of notes may be redeemed at Adobe’s option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Officer’s Certificate), unless Adobe has exercised its right to redeem the Notes as described above, Adobe will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Officer’s Certificate contains certain limited covenants, including restrictions on Adobe’s ability to incur certain liens and enter into certain sale and leaseback transactions.

The above description is qualified in its entirety by reference to the Officer’s Certificate, including the forms of the Notes, which are filed herewith as Exhibits 4.1 through 4.5 and are incorporated herein by reference, and to the Indenture filed as Exhibit 4.1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 25, 2019 (Reg. No. 333-229364).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Officer’s Certificate of Adobe Inc. dated February 3, 2020.

4.2	Form of Global Note representing the 2023 Notes (included in Exhibit 4.1).

4.3	Form of Global Note representing the 2025 Notes (included in Exhibit 4.1).

4.4	Form of Global Note representing the 2027 Notes (included in Exhibit 4.1).

4.5	Form of Global Note representing the 2030 Notes (included in Exhibit 4.1).

104	Cover Page Interactive Data File (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

Dated: February 3, 2020

	By:	/s/ JOHN MURPHY
John Murphy Executive Vice President and Chief Financial Officer